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                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Utility Income Fund, Inc.:


We consent to the use in Post-Effective Amendment No. 5 to Registration Statement No. 33-49787 of our report dated October 3, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey

November 26, 1997